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                        MAGNA GROUP, INC.
                 1996 LONG TERM PERFORMANCE PLAN

                   RESTRICTED STOCK AGREEMENT


     This Restricted Stock Agreement (hereinafter "Agreement"), is entered into this 17th day of April, 1996, in the County of St. Louis, Missouri, by and between Magna Group, Inc., a Delaware corporation (hereinafter "Company") and G. Thomas Andes, (hereinafter "Executive") pursuant to the Magna Group, Inc. 1996 Long Term Performance Plan (the "Plan").


     1. DEFINITIONS. Terms used in this Agreement have the meanings prescribed in the Plan, except that the following terms shall have the following meanings:

          (a) AWARD DATE means the first business day following a Valuation Period. There may be as many as four Award Dates as designated below, if the Average Magna Price equals or exceeds the Specified Price during a Valuation Period:

                   25% Award Date - Specified Price = $29.00

                   50% Award Date - Specified Price = $32.00

                   75% Award Date - Specified Price = $35.00

                  100% Award Date - Specified Price = $39.00


          (b) RESTRICTION PERIOD means, with respect to a share of Stock granted on an Award Date, the period from such Award Date through and including the day before the earliest of (i) the date on which Executive's employment with the Company ends by reason of Retirement, Disability or death, (ii) the date on which occurs a Change of Control, or
               (iii) the fifth anniversary of such Award Date.

          (c)  AVERAGE MAGNA PRICE means the average of the Fair
               Market Value of a share of Stock during a period of twenty (20) consecutive trading days during which shares of Stock shall be traded.

          (d) TERMINATION DATE means March 10, 2000 unless such date shall occur during a Valuation Period in which a price set forth in paragraph 1(a) above shall be met on one or more occasions in which event the date shall be extended and mean a date including and ending nineteen (19) consecutive trading days thereafter.

          (e) VALUATION PERIOD means a period of twenty (20) consecutive trading days ending on or before the Termination Date.


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     2.  CONDITIONAL AWARD OF STOCK.  The Company will grant to
Executive up to an aggregate of 50,000 shares of Stock as of the specified Award Dates if such dates occur before the Termination
Date:


              On the  25% Award Date  --   12,500 Shares
              On the  50% Award Date  --   25,000 Shares
              On the  75% Award Date  --   37,500 Shares
              On the 100% Award Date  --   50,000 Shares

Any shares of Stock which have not been awarded before the earliest of (i) the date Executive's employment with the Company ends, (ii) the date on which occurs a Change of Control, or (iii) the first business day after the Termination Date, shall not be awarded under this Agreement and may be used for other purposes as allowed by the Plan.


   3. ISSUANCE OF STOCK. Certificates for shares of Stock will be issued to Executive as soon as practicable following an Award Date. Such certificates will contain a legend reflecting or incorporating the restrictions on transferability described in this Agreement. Executive shall have no rights as a Stockholder with respect to a share of Stock granted pursuant to this Agreement prior to the issuance of a certificate therefor.


   4.  INCORPORATION OF LONG TERM PERFORMANCE PLAN.  This
Agreement is entered into pursuant to the Plan, which Plan is by this reference incorporated herein and made a part hereof.


   5. NON-TRANSFERABILITY OF STOCK. Shares of Stock issued to Executive pursuant to this Agreement may not be transferred by Executive during the Restriction Period. This limitation shall not preclude a transfer by Executive during the Restriction Period to a trust of which Executive is the grantor, initial trustee and primary income beneficiary. All restrictions shall terminate as of the end of the Restriction Period, and upon the surrender of certificates for shares issued pursuant to this Agreement the Company shall issue certificates, without any legend or other indication of restrictions imposed hereunder, for a corresponding number of shares.


   6. FORFEITURE OF STOCK. If Executive's employment with the Company ends for any reason before the end of the Restriction Period with respect to a share of Stock, such share shall be forfeited, and the certificate representing such share shall be returned to the Company as soon as practicable following such forfeiture.


   7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. In the event of the payment of a stock dividend, a split-up or consolidation of shares, or any like capital

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adjustment of the Company before the Termination Date, then to the extent the shares of Stock, which may be awarded hereunder have not yet been awarded, there shall be a corresponding adjustment as to the number of shares covered under this Agreement, to the end that Executive shall retain the Executive's proportionate interest in the Company with respect to shares issued as of a date following such capital change as he would have received if such change had not taken place.


   8. AWARD CONDITIONED ON ACCEPTANCE. This Agreement shall be void and of no effect unless a copy of this Agreement is executed by Executive and returned to the Human Resources Department of the Company not later than 30 days after the day this Agreement is mailed or delivered to Executive.

   9. EFFECTIVE DATE. This Agreement is made under the Magna Group, Inc. 1996 Long Term Performance Plan. It shall not be effective unless and until the Stockholders of the Company have approved the Plan.

   IN WITNESS WHEREOF, MAGNA GROUP, INC. has caused this
Agreement to be executed and Executive has signed the same, in duplicate originals as of the day and year first above written.


                                MAGNA GROUP, INC.


                                By /s/ Carolyn B. Ryseff
                                  -------------------------------------
                                   Carolyn B. Ryseff
                                   Senior Vice President




                                By /s/ G. Thomas Andes
                                  -------------------------------------
                                   G. Thomas Andes
                                   Executive

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